UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2002

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Suite 300 Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 5.	OTHER EVENTS.

      On July 9, 2002, Salem Communications Corporation (Nasdaq:SALM) announced that it had signed an agreement with Susquehanna Radio Corporation to sell it's Cincinnati, Ohio country music station, WYGY-FM for $45.0 million in cash. Pending FCC approval, the company expects to close this transaction in approximately 90 days. A copy of the related press release is attached hereto as Exhibit 99.1.

      WYGY-FM a Country music station, was acquired by the company in August 2000. At that time, it had a 2.0 audience share. Today, the station has a 4.0 share, is poised to become a franchise Country music station in Cincinnati and is projected to generate between $0.7 million and $1.0 million of broadcast cash flow in 2002. The proceeds from the sale of WYGY-FM will substantially strengthen the company's balance sheet. Upon the close of this acquisition, Salem will continue to own and operate radio stations WBOB-AM, a Sports Talk station and WTSJ-AM, a Christian Teaching/Talk station in the Cincinnati market.

      On July 15, 2002, Salem reached a settlement in a legal proceeding against it and its subsidiary OnePlace initiated by Gospel Communications International, Inc. ("GCI"). The demand and the company's cross-complaint related to a written contract between GCI and OnePlace. Separately, Salem also recently settled two other litigation matters. As a result of these settlements, Salem will record a one-time charge of approximately $2.5 million and a charge against broadcast operating expenses of approximately $0.2 million in the second quarter of 2002.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits. The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	July 9, 2002 press release of the Registrant.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: July 22, 2002
By: /s/ EILEEN HILL

Eileen Hill
Vice President of Finance

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	July 9, 2002 press release of the Registrant.

4